Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 7, 2001


                         Commission file number 0-23903

                          ThermaCell Technologies, Inc.
                          -----------------------------
        (Exact name of small business issuer as specified in its charter)

            Florida                                      59-3223708
            --------                                     ----------
(State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

              901 Chestnut St., Suite A, Clearwater, Florida 33756
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (904) 253-6262
                                  -------------
                           (Issuer's telephone number)

              440 Fentress Boulevard, Daytona Beach, Florida 32114
              ----------------------------------------------------
              (Former Name, Former Address and Former Fiscal Year,
                          if changed Since Last Report)



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
         --------------------------------

     During March, 2001, the AUGUSTINE CAPITAL FUND, L.C. (the "Augustine Fund") converted $566,667 of the Registrant's convertible notes into 6,833,595 shares of the Registrant's Common Stock. With this conversion the principals of Augustine Capital are in a position to control the affairs of the Registrant because the issuance of these shares upon conversion represents more than 50% voting control of the Registrant's outstanding Common Stock. The Augustine Fund still owns approximately $1,062,858 of our convertible notes. Furthermore, the Augustine Fund, or its affiliates, have supported our working capital requirements prior to our November 7, 2001 Chapter 11 reorganization filing through working capital advances. It is anticipated that the Augustine Fund, or its affiliates, will be a significant source of our debtor-in-possession financing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

     Prior  to  the  filing  of  the  Registrant's   Chapter  11  reorganization
proceeding described in Item 3, the Registrant entered into a Stock Purchase Termination Agreement, effective as of April 1, 2001 (the "Termination Agreement"), by and among, the Registrant, T-COAST PAVEIS/SEALCO SYSTEMS, INC. ("T-Coast") and Maurice Malacarne and Judy Malacarne, the shareholders of T-Coast.

     On December 1, 1998 the Registrant acquired all of the stock of T-Coast from the Malacarnes and entered into an Employment Agreement with Mr. Malacarne.

     On several occasions, including formal letters from T-Coast's counsel, the Registrant was informed by T-Coast and Mr. Malacarne that it was in material breach of the above referenced Stock Purchase Agreement and Employment Agreement entered into in December, 1998. Specifically, the Registrant failed to pay Mr. Malacarne $300,000 as per the terms of the December 1998 Stock Purchase
Agreement and $30,000 owing to Mr. Malacarne per his Employment Agreement. Therefore, in July, 2001, Mr. Malacarne notified the Registrant he was exercising his right to rescind the December 1998 Stock Purchase Agreement and reacquire ownership of T-Coast.

     The Registrant does not dispute, that as a factual matter, it has failed to pay the $300,000 and $30,000 required under the Stock Purchase Agreement and Employment Agreement, respectively. As opposed to litigating or contesting the dispute, which would be expensive and protracted, and in light of the Registrant's failure to tender the consideration required under the Stock Purchase Agreement and Employment Agreement, the parties agreed to mutually unwind the T-Coast purchase by entering into the Termination Agreement which provides for mutual general releases and that effective on April 1, 2001, the Registrant relinquished all right, title and interest in T-Coast.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.
         --------------------------

     On November 7, 2001, the Registrant filed for protection under Chapter 11 in the Federal Bankruptcy Court for the Middle District of Florida, Case No. 01-20854-862. The Registrant anticipates its interim working capital needs will be satisfied through debtor-in-possession financing provided by certain of its current significant shareholders.

     The Registrant believes that its business of manufacturing and distributing evacuated micro spheres has further commercial viability and that if the Registrant is successful in obtaining an order confirming a plan of reorganization that the Registrant will be able to emerge from this proceeding as a viable business entity. The Registrant anticipates submitting a plan of reorganization to the court and its creditors for approval within 60 to 90 days.

ITEM 5.  OTHER EVENTS.
         ------------

     In anticipation of our reorganization proceeding described under Item 3, Gerald Couture, and Peter Thomas resigned as directors effective September 20, 2001, Pete Leighton subsequently resigned on October 12, 2001. James Hagarman, our current Chief Executive Officer and Don Huggins, who is the shareholder of one of the entities which will be providing our debtor-in-possession financing were appointed to fill vacancies created by these resignations. Maurice Malacarne resigned as part of the Termination Agreement. Our current board of directors consists of James Hagarman, Dr. James Stiles and Don Huggins.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THERMACELL TECHNOLOGIES, INC.

Dated: 11/20/01

                                     By: /s/ James Hagarman
                                         --------------------------
                                         James Hagarman
                                         President, Chief Executive Officer